EX-28.h.1.b

GPS FUNDS II
THIRD AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS THIRD AMENDMENT dated as of  December 31, 2015, to the Fund Administration Servicing Agreement dated as of March 31, 2011, as amended September 1, 2012 and March 6, 2014 (the “Agreement”), is entered into by and between GPS FUNDS II, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to add the GuidePath Managed Futures Strategy Fund and to amend the list of funds of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GPS FUNDS II                                                                       U.S. BANCORP FUND SERVICES, LLC

By: ______________________________                      By: /s/ Michael R. McVoy

Name:___________________________                   Name: Michael R. McVoy

Title:                                                                            Title:  Executive Vice President

Amended Exhibit A
to the
Fund Administration Servicing Agreement

GPS Funds II

Separate Series of GPS Funds II

Name of Series Date Added
GuidePath Growth Allocation Fund
GuidePath Conservative Allocation Fund
GuidePath Tactical Allocation Fund
GuidePath Absolute Return Allocation Fund
GuideMark Opportunistic Fixed Income Fund
GuidePath Multi-Asset Income Allocation Fund
GuidePath Flexible Income Allocation Fund
GuidePath Managed Futures Strategy Fund